STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 18, 2019

Job Number: C20190318-0647
Reference Number: 00011269357-14
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190116757-09	Amendment	4 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20190318-0647

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20190116757-09**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **03/12/2019 8:13 AM**
	Entity Number **C28628-2003**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Luxshmi Investments, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III. Section 1. The aggregate number of shares which the Corporation shall have authority to issue is three hundred million (300,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock. The total number of shares of Common Stock that the Corporation shall have the authority to issue is two hundred ninety million (290,000,000), with a par value of $0.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) with a par value of $0.00001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

WRITTEN CONSENT OF THE MAJORITY HOLDER OF THE VOTING SHARES OF BE LUXSHMI INVESTMENTS, INC.

THE UNDERSIGNED, being the majority voting shareholder of Luxshmi Investments, Inc., a Nevada corporation (the "Corporation"), pursuant to the authority of NRS 78.320 of the Nevada Revised Statutes, does hereby approve the resolutions set forth below adopted by the Board of Directors of the Corporation on March 12, 2019, and upon execution of this consent (the "Consent"), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's shareholder, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the Board of Directors believes it is in the best interest of the shareholders of the Corporation to decrease the authorized shares of capital stock to 300,000,000 shares, with (i) 290,000,000 being shares of common stock, including the issued and outstanding 5,000,000 shares of Series B common stock, and (ii) 10,000,000 being shares of preferred stock.

THEREFORE, BE IT RESOLVED, that the Corporation file Amended Articles of Incorporation in Nevada, pursuant to Chapter 78 of the Nevada Revised Statutes, to decrease the authorized shares of capital stock to 300,000,000 shares, with (i) 290,000,000 being shares of common stock, including the issued and outstanding 5,000,000 shares of Series B common stock, and (ii) 10,000,000 being shares of preferred stock.

FURTHER RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

IN WITNESS WHEREOF, the undersigned shareholder has hereunto set his hands and adopted the above resolutions as of March12, 2019 and hereby directs that a signed copy of this written consent be filed with the Minutes of the proceedings of the directors of the Corporation.

HESTIA INVESTMENTS INC.

____

Name: Edward Lee
Its: Chairman & CEO

WRITTEN CONSENT OF THE SOLE
DIRECTOR OF
LUXSHMI INVESTMENTS, INC.

THE UNDERSIGNED, being the sole director of Luxshmi Investments, Inc., a Nevada corporation (the "Corporation"), pursuant to the provisions of the Nevada Revised Statutes, the undersigned does hereby adopt the resolutions set forth below and upon execution of this consent (the "Consent"), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the Board of Directors believes it is in the best interest of the shareholders of the Corporation to decrease the authorized shares of capital stock to 300,000,000 shares, with (i) 290,000,000 being shares of common stock, including the issued and outstanding 5,000,000 shares of Series B common stock, and (ii) 10,000,000 being shares of preferred stock.

THEREFORE, BE IT RESOLVED, that the Corporation file Amended Articles of Incorporation in Nevada, pursuant to Chapter 78 of the Nevada Revised Statutes, to decrease the authorized shares of capital stock to 300,000,000 shares, with (i) 290,000,000 being shares of common stock, including the issued and outstanding 5,000,000 shares of Series B common stock, and (ii) 10,000,000 being shares of preferred stock.

FURTHER RESOLVED, that any and all actions heretofore reasonably taken by or on behalf of the Corporation in the conduct of its business prior to the date hereof are approved, ratified and confirmed in all respects as being the acts and deeds of the Corporation, including any and all actions heretofore made for or on behalf or in the name of the Corporation by any of the Corporation's officer and directors.

FURTHER RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

IN WITNESS WHEREOF, the undersigned director has hereunto set his hands and adopted the above resolutions as of March 12, 2019 and hereby directs that a signed copy of this written consent be filed with the Minutes of the proceedings of the directors of the Corporation.

DIRECTOR:

____
Edward Lee

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 27, 2019

Job Number: C20190403-1739
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190148612-34	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20190403-1739

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20190148612-34
Barbara K. Cegavske (signature)	Filing Date and Time 03/27/2019 9:27 AM
Barbara K. Cegavske Secretary of State State of Nevada	Entity Number C28628-2003

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Luxshmi Investments, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. The name of the corporation shall be "Hestia Insight Inc."
Article 3. (a) Reverse Stock Split: Effective upon filing of this Certificate of Amendment, each 50 shares of common stock ("Common Stock") of the corporation issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into one share of fully paid and non-assessable Common Stock of the corporation (the "Stock Split"). The Stock Split shall be effected on a certificate-by-certificate basis and all fractional shares shall be rounded up to the next whole share. The Stock Split shall not effect the shares of preferred stock of the corporation ("Preferred Stock").
(b) Article 3 Authorized Shares of Capital Stock shall remain 300,000,000 shares, consisting of two classes,, "Common Stock" and "Preferred Stock, with 290,000,000 and 10,000,000, shares respectively.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59%

4. Effective date and time of filing: (optional) Date: 04/16/19 Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X (signature)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 10, 2019

Job Number: C20190410-1980
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190159978-71	Certificate of Correction	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Monica Barajas
Certificate Number: C20190410-1980

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090403

Filed in the office of	Document Number
Barbara K. Cegavske	20190159978-71
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/10/2019 2:51 PM
	Entity Number C28628-2003

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Hestia Insight Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: 03/27/2019

4. Description of the inaccuracy or defect:

The Reverse Split description in Article 3(a) was incorrect.

5. Correction of the inaccuracy or defect:

Article 3.(a) Effective 04/16/2019, each 500 shares of common stock ("Common Stock") of the corporation issued and outstanding shall automatically be converted, without any action on the part of the holder thereof, into one share of fully paid and non-assesable Common Stock of the corporation (the "Stock Split"). The Stock Split shall be effected on a certificate-by-certificate basis and all fractional shares shall be rounded up to the next whole share. The Stock Split shall not effect the shares of preferred stock of the corporation.

6. Signature:

X [signature] — Chief Executive Officer and Director — 03/27/2019

Authorized Signature — **Title *** — **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee